UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported:  January 10, 2017

General Moly, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32986	91-0232000
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1726 Cole Blvd., Suite 115
Lakewood, CO 80401
(Address of principal executive offices, including zip code)

(303) 928-8599
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 12, 2017, Lee M. Shumway, the Chief Financial Officer of General Moly, Inc. (the “Company”), will depart from the Company.  In the interim, Mr. Shumway will continue his responsibilities as Chief Financial Officer and Principal Accounting Officer.

Mr. Shumway has accepted a call from The Church of Jesus Christ of Latter-day Saints effective July 1, 2017, to serve as one of the Church’s international mission presidents.

The Company will evaluate alternatives related to Mr. Shumway’s departure in the coming months concerning roles and responsibilities of its current executive officers and externally to fill the roles of Chief Financial Officer and Principal Accounting Officer.

A copy of the Company’s press release announcing Mr. Shumway’s resignation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description
99.1	Press Release of General Moly, Inc. dated January 10, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC.

Dated: January 10, 2017	By:	/s/ Lee M. Shumway
Lee M. Shumway
Chief Financial Officer